Exhibit 10.18

IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED

FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

7 January 2023

SERVICE AGREEMENT

BETWEEN

H2B2 ELECTROLYSIS TECHNOLOGIES, S.L.

AND

MR. FELIPE BENJUMEA LLORENTE

This service agreement (the “Agreement”) is executed on 7 January 2023.

ENTRE

(1)	H2B2 ELECTROLYSIS TECHNOLOGIES, S.L., limited liability company with address at [***], registered in the Commercial Registry of [***] under volume [***], sheet [***] and page [***] and holder of Spanish Tax Identification Number [***], (hereinafter, the “H2B2” or the “Company”)

H2B2 is duly represented for this act by Mr. Florencio Ferrera Saldaña, of legal age, of [***] nationality, with address at [***] and holder of D.N.I. number [***], in force, in his capacity as sole director of the Company.

(2)	Mr. Felipe Benjumea Llorente, of legal age, of [***] nationality, with address at [***] and holder of D.N.I. number [***], (hereinafter, the “Senior Advisor”).

Hereinafter, the Company and the Senior Advisor shall be referred jointly as “Parties” and each of them individually as a “Party”.

WHEREAS

(A)	H2B2 is an entity whose purpose is the organization and operation of businesses and activities relating to the design, development and manufacture of hydrogen production equipment and systems based on electrolysis, their marketing, operation and sale of hydrogen produced, and associated engineering and consultancy services, among others.

(B)	H2B2 Electrolysis Technologies, Inc., the sole shareholder of the Company, is the head of a group of subsidiaries which are engaged in the activities set out in paragraph (A) and related activities and which constitute, together with the Company, the H2B2 Group (hereinafter, the “Group” o “H2B2 Group”).

(C)	Mr. Felipe Benjumea Llorente is a prestigious and recognized professional in the energy sector, who has spent part of his professional career at H2B2, where he joined in 2016 under an ordinary employment contract.

(D)	In the context of the new stage of growth of the Group, the ordinary employment relationship between Mr. Felipe Benjumea Llorente and H2B2 will be fully terminated as of 31 December 2022.

(E)	Taking into account the prestige of Mr. Felipe Benjumea Llorente, his professional career, and his knowledge of the functioning of the sector in which the Company operates, H2B2 wishes for him to provide services as “senior advisor”, to advise and provide a strategic overview of certain processes, strategic operations, business opportunities, projects and/or decisions that may be required by the Group at any given time.

(F)	Having acknowledged their mutual capacity, it is in the best interest of the Parties to enter into this Agreement, which shall be governed by the following

1.	OBJECT AND NATURE

1.1	Object. Subject to the terms and conditions of this Agreement, the Senior Advisor undertakes to provide the following services exclusively to H2B2:

(a)	advisory and support services to the Group on the following matters:

(i)	Any strategic transactions of the Group, including in particular mergers and acquisitions, capital market transactions or other financing transactions;

(ii)	Any specific projects or transactions or matters in respect of which the management body of the Company or any of the Group entities deems his advisory role relevant, in particular the President of the Board of H2B2 Electrolysis Technologies, Inc.;

(iii)	Development and sale of products and services;

(iv)	Opening of production facilities or new markets;

(v)	Any other advisory or consultative duties that may be entrusted to him by the Company or the Group, at their sole discretion;

(b)	as well as any other services required by the Company in connection with the Group and its management.

1.2	Nature. The relationship established between H2B2 and the Senior Advisor under this Agreement is of a commercial nature. The Senior Advisor will act at all times, in relation to the Services, as an independent contractor, without identification or confusion with the company and assets of H2B2 or its Group. This Agreement shall not be deemed to be an employment, agency, joint venture, partnership or fiduciary relationship between the Parties.

2.	PROVISION OF THE SERVICES

2.1	The Senior Advisor undertakes to provide the Services under this Agreement, with the highest level of professionalism, efficiency, diligence and service, as well as to carry out all actions necessary for the satisfactory provision of the Services. The Senior Advisor shall provide the Service with full organizational and scheduling freedom and with his own human and material resources.

2.2	The personnel appointed by the Senior Advisor for the provision of the Services shall depend solely and exclusively on the Senior Advisor who, consequently, shall act as employer, managing and coordinating all the tasks and activities of such personnel, exercising the corresponding disciplinary, organizational and managerial powers in respect thereof and paying the salaries and any other type of financial compensation arising from the employment relationship with such personnel.

2.3	Mr. Felipe Benjumea Llorente acknowledges and agrees that at all times during the performance of the Services he will act, on his sole and exclusive responsibility, in the best interests of H2B2 and the Group and undertakes not to take any action which may damage the business, interests or reputation of the Group.

3.	DURATION

3.1	Subject to Clause 8.1, this Agreement shall enter into force on 7 January 2023 and shall remain in force for an indefinite term.

4.	REMUERATION

4.1	The Senior Advisor shall receive a monthly fee equivalent to EUR 507,600 gross per annum from January to August 2023 (both inclusive) and EUR 230,000 gross per annum from September 2023, payable for the provision of the Services. During the term of the Agreement, these fees shall be revised upwards or downwards by mutual agreement between the Parties based on the volume of services provided.

4.2	Fees shall be paid upon submission of the corresponding invoice with the corresponding value added tax.

4.3	Invoices shall be paid within five working days of receipt of the invoice to the bank account indicated for this purpose by the Senior Advisor.

5.	DATA PROTECTION.

5.1	Definitions. For the purposes of this Clause, capitalized words shall have the following meanings, unless otherwise expressly stated or solely for spelling reasons:

(a)	“Personal Data” means any information concerning identified or identifiable natural persons that is considered as such under applicable law.

(b)	“GDPR” means the EU Regulation 2016/679 of 27 April 2016 on General Personal Data Protection and related legislation, as amended from time to time.

(c)	“Third Party Data Controller” means the controller of the files containing Personal Data for which H2B2 is considered to be the data processor, as such terms are defined by GDPR.

5.2	General. The entities that comprise the Group process a large amount of Personal Data from their business relationships with their customers, their relationships with suppliers and with their employees, and compliance with the applicable law in this regard is essential. Unless otherwise provided for in this Agreement, the Senior Advisor undertakes not to access the Personal Data in any way whatsoever (by communication, consultation, interconnection, transfer, etc.), whatever the medium on which it is held. This prohibition of access includes the performance of all operations and technical procedures, whether automated or not, allowing the collection, recording, storage, conservation, processing, modification and any other actions or activities on Personal Data.

5.3	Permitted accesses. Exceptionally, for needs inherent to the provision of the Services, H2B2 may authorize the access of the Senior Advisor to Personal Data by incorporating an annex to this Agreement which will set out the obligations and responsibilities of the Parties with respect to (a) files containing Personal Data for which H2B2 is responsible for the file, and (b) the files containing Personal Data of a Third Party Data Controller, for which H2B2 is in charge of the processing, to which the Senior Advisor accesses exclusively for the provision of the Services in accordance with the provisions of Article 28 of GDPR.

5.4	Processing of Personal Data of the signatories of the Agreement

Each of the Parties, as data controllers, hereby informs that (i) the personal data (identification, contact and signature data, as well as those that may appear in the documentation accrediting representation) of the signatories acting in the name and on behalf of each of the Parties to this Agreement (the “Signatories”) as well as; (ii) the personal data (identification and contact data) of the persons indicated in this Contract for notification purposes (referred to indistinctly as the “Contact Persons”) or of such others as may be indicated at a later date; shall be processed by each of the Parties for the purpose of managing the maintenance, compliance, development, control and execution of the provisions of this Contract; as well as, where appropriate, to comply with the regulatory obligations imposed on the Parties, during the term of this Agreement. Once the term has expired, the data of the Signatories and of the Contact Persons shall be retained for the sole purpose of complying with the required legal obligations and for the formulation, exercise or defence of claims, during the period of limitation of the actions arising from this Contract.

The Signatories and Contact Persons may exercise their rights of access, rectification, erasure, objection, restriction of processing and portability, by writing to the addresses given in the heading of this Contract, accompanied by a copy of a document proving their identity.

Furthermore, if the Signatories and Contact Persons consider that their personal data have not been processed in accordance with the data protection regulations, they may contact the Data Protection Officer of the respective Party, if applicable, at the address given in the heading of this Agreement. They may also lodge a complaint with the Spanish Data Protection Agency (www.agpd.es).

5.5	Responsibilities. Each Party assumes its responsibilities under applicable law regarding the protection of Personal Data.

6.	INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

6.1	The Senior Advisor acknowledges full ownership by H2B2 (and the Group entities) of the intellectual and industrial property rights of H2B2 (and the Group entities). The ownership of intellectual and industrial property rights and exploitation rights shall include, but is not limited to, computer systems and data, lists, diagrams, reports, manuals, technical support materials and other complementary elements of the programs, applications and/or developments. The works and other documents prepared by the Senior Advisor under the terms of this Agreement (and, in general, in the context of the provision of the Services) will be owned by H2B2 and will be governed by the provisions of this clause 6.

6.2	This Agreement does not constitute an assignment, grant of license, sublicense or a general right of use to the Senior Advisor on the trademarks, trade names, know-how or other intellectual or industrial property rights owned by H2B2. The use by the Senior Advisor of the intellectual property rights of H2B2, will be limited to the provision of the Services and to the duration of this Agreement, whether by ordinary or early termination of this Agreement, and the Senior Advisor must immediately cease the use of such rights and return or destroy at the discretion of H2B2 any material in its possession containing intellectual property rights of H2B2, at the termination of the Agreement.

6.3	The Senior Advisor will not reproduce or use any of the trademarks or any other intellectual or industrial property rights of H2B2, nor disseminate the programs/applications/developments or other elements or units subject to this Agreement, except as expressly provided in this Clause, by any means, nor allow their transfer, lease or loan, transformation, modification, etc., in favor of third parties, due to the fact that H2B2 is the exclusive owner, or licensee, as the case may be, of all intellectual property rights, industrial and exploitation rights over them.

7.	CONFIDENTIALITY

7.1	Confidential information.

7.1.1	The Senior Advisor shall treat any information and documentation to which it may have access as a result of the negotiation, execution and performance of this Agreement with absolute confidentiality, as well as the terms and conditions of the Agreement (the “Confidential Information”). The Senior Advisor undertakes to use such information solely for the purpose of performing the obligations set out in this Agreement, subject to an absolute prohibition on disclosure, from which only exceptions shall be permitted:

(a)	with the express written consent of H2B2;

(b)	to the extent required by applicable law or in the course of judicial or administrative proceedings;

(c)	where disclosure is required or ordered by any administrative authority, competent court or regulatory body; or

(d)	to the extent that such information may be in the public domain.

7.1.2	Confidential Information shall also include any technical or commercial information, trade secrets, studies, programs, knowledge, know-how, offers from third parties in connection with the management of the Services, information relating to the Group’s business strategy and data of a similar nature belonging to the Group, or relating to its products, services, activities, plans, strategies, financial situation or any other aspect of its business, which has been received from the other Party and which could not reasonably be considered to be in the public domain.

7.2	Duration.

7.2.1	The confidentiality obligations set out in this Clause will remain in force for as long as the Senior Advisor has any Confidential Information in respect of such documentation. The Senior Advisor undertakes to deliver to the other all Confidential Information in its possession, or in the hands of its employees or collaborators, or to destroy such information if expressly requested by H2B2 and in the manner requested by H2B2 at any time during the term of the Agreement or upon its termination.

8.	TERMINATION

8.1	Either Party may terminate the Agreement at any time during its term by giving the other Party at least sixty (60) days’ notice of its decision to terminate the Agreement.

8.2	In the event of serious and material breach of any of the obligations set out in this Agreement by either Party, the other Party may terminate the Agreement immediately without notice.

9.	ASSIGNMENT

9.1	Any assignment, whether in whole or in part, of any of its rights and obligations under this Agreement shall require the prior written consent of the other Party.

9.2	As an exception, H2B2 may assign all or part of its rights and obligations under this Agreement to any entity of the Group.

10.	NOTIFICATIONS

10.1	Form. All notifications to be given by the Parties to each other under this Agreement shall be in writing, signed by the relevant representative and sent by courier (with acknowledgement of receipt), by burofax or by notarial channels to the addresses set out below.

Notifications sent by e-mail for the purposes of the provision of the Services or ordinary performance of the Agreement shall also be valid on condition that the addressee sends an acknowledgement of receipt by e-mail (being understood in any case to have been received if he/she responds to the e-mail).

10.2	Addresses of the Parties.

For the purpose of receiving notifications, the Parties provide the following addresses:

(a)	H2B2:

Address [***]

To the attention of: Florencio Salvador Saldaña

E-mail: [***]

(b)	The Senior Advisor:

Address [***]

To the attention of: Mr. Felipe Benjumea Llorente

E-mail: [***]

10.3	Change of address. In the event of a change of address, such change shall be notified to the other Party upon reasonable notice and subject to the conditions set forth in this Clause.

11.	GENERAL

11.1	Independence and severability. The unlawfulness, nullity, invalidity or ineffectiveness of any of the clauses of this Agreement shall not affect the effectiveness of the rest, provided that the rights and/or obligations of the Parties deriving from the same are not affected in an essential manner. Such clauses shall be replaced or integrated with other clauses which, being in accordance with the law, correspond to the purpose of the replaced clauses.

11.2	Waivers.

11.2.1	No waiver by the Parties of any of their rights under this Agreement or arising from any breach of this Agreement shall be deemed to be a waiver unless such waiver is expressly made in writing.

11.2.2	If either Party waives any of its rights under this Agreement, or its rights arising from any breach by the other Party in accordance with the preceding paragraph, such waiver shall not in any way be construed as a waiver of any other rights under this Contract or any breach by the other Party, even if similar.

11.3	Costs, expenses and taxes. Each Party shall be responsible for, and shall pay, its own costs and expenses incurred in the negotiation and execution of this Agreement.

12.	APPLICABLE LAW AND JURISDICTION

12.1	Applicable law. This Agreement shall be governed by and construed in accordance with Spanish common law.

12.2	Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the jurisdiction of the Courts of the city of Madrid in the event of any dispute in relation to this Agreement, expressly waiving any other jurisdiction to which they may be entitled.

IN WITNESS WHEREOF, the PARTIES hereby execute and sign this Agreement in duplicate, at the place and on the date indicated above.

H2B2 ELECTROLYSIS TECHNOLOGIES, S.L.

/s/ Florencio Salvador Ferrera Saldaña
Mr. Florencio Salvador Ferrera Saldaña

SENIOR ADVISOR

/s/ Felipe Benjumea Llorente
Mr. Felipe Benjumea Llorente